UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 31, 2020

SOUND FINANCIAL BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2400 3rd Avenue, Suite 150 , Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (206) 448-0884

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items to be Included in this Report

ITEM 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2020, Kathleen B. Cook  notified Sound Financial Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Sound Community Bank (the “Bank”), that she plans to retire from the Board of Directors of the Company and the Bank at the end of her current term and will not stand for re-election at the Company’s 2020 annual meeting of shareholders (the “Annual Meeting”).  Upon the expiration of Ms. Cook’s current term, the size of the Company’s Board will be reduced from eight to seven directors.  Ms. Cook will continue to serve as a member of the Board and as a member of the Compensation, Audit and Corporate Governance and Nominating Committees until the Annual Meeting and then will remain involved with the Bank as a Director Emeritus.   Ms. Cook’s decision not to stand for re-election was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date: January 31, 2020	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and CEO